UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2011

American Apparel, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase and Investment Agreement

American Apparel, Inc., a Delaware corporation (the “Company”), entered into a Purchase and Investment Agreement, dated as of April 21, 2011 (the “Investor Purchase Agreement”), with certain investors led by Canadian financier Michael Serruya and his family, Delavaco Capital, Inc., Dynamic Power Hedge Fund and Front Street Investment Management Inc. (each a “Purchaser” and collectively, the “Purchasers”), and on April 26, 2011 closed the transactions under the Investor Purchase Agreement, pursuant to which (i) the Purchasers purchased from the Company approximately 15.8 million shares of the Company’s common stock, par value $.0001 per share (the “Common Stock” and, such shares, the “Investor Initial Shares”), at a price of $0.90 per share (the “Per Share Price”), for the aggregate cash purchase price of approximately $14.2 million, and (ii) the Purchasers have the right to purchase up to an aggregate of approximately 27.4 million additional shares of Common Stock (such right, the “Investor Purchase Right” and, such shares, the “Investor Purchase Right Shares”) at the Per Share Price for a 180-day period after the Closing Date (as defined below), in each case subject to certain topping-up and anti-dilution adjustments for additional issuances for cash of Common Stock (or securities exercisable, exchangeable or convertible for Common Stock), prior to the one-year anniversary of the Closing Date (a “New Issuance”), including reduction of the Per Share Price to the lowest-issued price for New Issuances made at a price below the Per Share Price, subject to some exceptions, as described in the Investor Purchase Agreement. The Investor Initial Shares and the Investor Purchase Right Shares (if exercised in full), represent approximately 15% and 22%, respectively, of the Company’s issued and outstanding shares of Common Stock after giving effect to such respective transactions under the Investor Purchase Agreement but not the Charney Purchase Agreement (as defined below). The closing of the purchase of the Investor Initial Shares occurred on April 26, 2011 (the “Closing Date”).

The Purchasers also were granted one demand registration right with respect to the Investor Initial Shares and one additional demand registration right if the Investor Purchase Right is exercised, in each case exercisable after the four-month anniversary of the Closing Date and subject to customary notice and suspension periods and other terms and conditions set forth in the Investor Purchase Agreement.

In addition, as a condition to the Purchasers purchasing the Initial Shares, the Purchasers required that Dov Charney (“Mr. Charney”) be provided a right to receive up to approximately 38.0 million shares of Common Stock as anti-dilution protection if the market price of the Common Stock meets certain thresholds, on the terms and conditions described in the Charney Purchase Agreement (as defined below) (the “Charney Anti-Dilution Provision”).

Pursuant to the Investor Purchase Agreement and the Charney Purchase Agreement, the Company agreed, to the extent that the Company determines that stockholder approval is required for any of the transactions thereunder, to, as soon as practicable after the Closing Date, amend its preliminary proxy statement filed with the SEC on April 5, 2011 accordingly, including to seek approval of (i) a charter amendment to increase the number of authorized shares by a number sufficient to include the shares issuable pursuant to the Investor Purchase

Right, the Charney Purchase Right (as defined below) and the Charney Anti-Dilution Provision (the “Charter Amendment Proposal”) and (ii) as and to the extent required under the rules of the NYSE Amex, the issuance of shares pursuant to the Investor Purchase Right, the Charney Purchase Right and the Charney Anti-Dilution Provision (the “Additional Shares Proposal”). The Company also will seek stockholder approval of the issuance of the Charney Initial Shares (as defined below) to Mr. Charney pursuant to the Charney Purchase Agreement, as described below.

In connection with the Investor Purchase Agreement, Mr. Charney entered into a Voting Agreement (the “Voting Agreement”), dated as of April 26, 2011, with the Purchasers. Pursuant to the Voting Agreement, Mr. Charney has agreed to vote or execute consents, as applicable, with respect to all of the shares of Common Stock that he at such time beneficially owns, or cause to be voted or a consent to be executed with respect to such shares of Common Stock he at such time controls, in favor of the Charter Amendment Proposal and the Additional Shares Proposal. Mr. Charney is the Company’s Chairman, Chief Executive Officer and principal stockholder.

Purchase Agreement with Dov Charney

The Company also entered into a Purchase Agreement, dated as of April 27, 2011, with Mr. Charney (the “Charney Purchase Agreement”), pursuant to which, subject to receipt of requisite stockholder approval, (i) Mr. Charney agreed to purchase from the Company 777,778 shares of Common Stock at the Per Share Price, for the aggregate cash purchase price of $700,000 (the “Charney Initial Shares”); (ii) the Company granted to Mr. Charney a right to purchase up to 1,555,556 additional shares of Common Stock on substantially the same terms as the Investor Purchase Right granted to Purchasers in the Investor Purchase Agreement (the “Charney Purchase Right”); and (iii) the Company provided Mr. Charney with the Charney Anti-Dilution Provision.

The Charney Anti-Dilution Provision provides that Mr. Charney has a right to receive from the Company, subject to the satisfaction of certain average volume weighted closing price targets, and other terms and conditions set forth in the Charney Purchase Agreement, up to approximately 38.0 million shares of Common Stock comprised of (i) up to approximately 12.7 million shares of Common Stock as anti-dilution protection with respect to the issuance to the Purchasers of the Investor Initial Shares (the “Charney Initial Anti-Dilution Shares”), and (ii) in proportion to the exercise by the Purchasers of the Investor Purchase Right, an additional up to approximately 25.3 million shares of Common Stock as anti-dilution protection with respect to the issuance to the Purchasers of the Investor Purchase Right Shares (the “Charney Purchase Right Anti-Dilution Shares”). Each of the Charney Initial Anti-Dilution Shares and, if applicable, the Charney Purchase Right Anti-Dilution Shares are issuable in three equal installments, one per each measurement period set forth below, subject to meeting the applicable average volume weighted closing price for 60 consecutive trading days, calculated as set forth in the Chaney Purchase Agreement (“VWAP”), as follows: (i) for the measurement period from April 16, 2012 to and including April 15, 2013, if the VWAP of the Common Stock during a period of 60 consecutive trading days exceeds $3.25 per share; (ii) for the measurement period from but not including April 16, 2013 to and including April 15, 2014, if the VWAP of the

Common Stock during a period of 60 consecutive trading days exceeds $4.25 per share; and (iii) for the measurement period from but not including April 16, 2014 to and including April 15, 2015, the VWAP of the Common Stock during a period of 60 consecutive trading days exceeds $5.25 per share.

Amendments to Bank of America Credit Agreement

On April 26, 2011, American Apparel (USA), LLC, as lead borrower, the Company and certain subsidiaries of the Company entered into an amendment (the “Bank of America Amendment”) to the Credit Agreement, dated as of July 2, 2007 (as amended, modified and/or waived, the “Bank of America Credit Agreement”), with Bank of America, N.A., as administrative agent and as collateral agent (“BofA”), Wells Fargo Bank, National Association, as collateral monitoring agent and the lenders party thereto. The Bank of America Amendment, among other things:

(i) requires that the Company retain FTI Consulting, Inc. (“FTI”) and create an Office of Special Programs comprised of Mark Weinsten of FTI (as chairman), Thomas Casey and John Luttrell (the “OSP”) (which actions were taken by the Company on April 20, 2011);

(ii) provides that the OSP will report to Company’s Audit Committee, will develop and have power to implement a business operating plan to be approved by the Company’s Audit Committee and acceptable to BofA and will develop thirteen week cash flow budgets reasonably acceptable to BofA on an ongoing basis which will be tested weekly via variance reports as follows: (a) cumulative receipts will be tested on a rolling three-week basis to ensure aggregate cumulative receipts are not less than 90% of projections and (b) cumulative disbursements will be tested to ensure aggregate cumulative disbursements do not exceed 110% of projections;

(iii) revises the covenant requiring minimum excess availability to require excess availability in an amount not less than the greater of $12,500,000 and 15% of the lesser of the borrowing base and the revolving credit ceiling;

(iv) requires a new equity contribution of at least $10,500,000 (which the Company received on April 26, 2011, as described above); and

(v) waives the requirement that the year-end audit for the fiscal year ended December 31, 2010 be provided without a “going concern” or like qualification.

Amendments to Lion Credit Agreement

On April 26, 2011, the Company and certain subsidiaries of the Company entered into an amendment (the “Lion Amendment”) to the Credit Agreement, dated as of March 13, 2009 (as amended, modified and/or waived, the “Lion Credit Agreement”), with Wilmington Trust FSB, as administrative agent and as collateral agent, Lion Capital (Americas) Inc., as a lender, Lion/Hollywood L.L.C. (“Lion”), as a lender, and the other lenders party thereto. The Lion Amendment, among other things:

(i) provides that by May 31, 2011 the OSP shall develop an operating plan for the remainder of 2011 which is approved by the Audit Committee and reasonably acceptable to the lenders under the Lion Credit Agreement;

(ii) provides that the OSP (so long as the OSP is in effect) will have authority to implement the operating plan;

(iii) provides that by December 31, 2011 the OSP (so long as the OSP is in effect) shall develop an operating plan for 2012 which is approved by the Audit Committee and reasonably acceptable to the lenders under the Lion Credit Agreement;

(iv) provides that, in the event of the issuance and sale of common or preferred stock (including securities convertible, exercisable or exchangeable for common stock) or a debt-for-equity exchange by the Company (other than certain issuances, including (a) common stock or options granted or issued under a board-approved equity incentive plan or other stock option plan for employees of the Company and its subsidiaries, (b) common stock issuable upon the exercise of existing warrants issued to Lion and (c) equity sales pursuant to the Investor Purchase Agreement and the Charney Purchase Agreement (which are subject to a separate provision as described below)) (collectively, a “New Equity Sale”), in a transaction definitively agreed or consummated prior to the earlier of 365 days after the effectiveness of the Lion Amendment and the repayment of the obligations under the Lion Credit Agreement, the Company will (x) issue additional warrants to Lion exercisable for a number of shares sufficient to prevent the dilution of Lion’s fully-diluted beneficial ownership of common stock as a result of such New Equity Sale at an initial exercise price equal to the lesser of $0.90 and the lowest issued price for such New Equity Sale, and (y) subject to receiving any required stockholder approval, reduce the exercise price of the existing warrants issued to Lion to the lowest issued price for such New Equity Sale;

(v) provides that, in the event of a New Equity Sale for a per share price lower than $1.00 per share (or the applicable exercise price of the warrants issued to Lion) in a transaction definitively agreed or consummated on or after the earlier of 365 days after the effectiveness of the Lion Amendment and prior to the repayment of the obligations under the Lion Credit Agreement, the Company will (x) issue additional warrants to Lion exercisable for a number of shares sufficient to prevent the dilution of Lion’s fully-diluted beneficial ownership of common stock as a result of such New Equity Sale at an initial exercise price equal to the lowest issued price for such New Equity Sale, and (y) if the net cash proceeds of such New Equity Sale (and any other New Equity Sale within a three month period) are equal to or greater than $5.0 million, and subject to receiving any required stockholder approval, which the Company agreed to seek at an annual meeting of its stockholders, reduce the exercise price of the warrants issued to Lion to the lowest issued price for such New Equity Sale;

(vi) in connection with each issuance of shares under the Investor Purchase Agreement and the Charney Purchase Agreement, requires the Company (x) to issue additional warrants to Lion with an exercise price of $1.00, subject to further adjustment as provided in the warrants and the Lion Credit Agreement, and exercisable for a number of shares sufficient to prevent dilution of Lion’s fully-diluted beneficial ownership of common stock as a result of the issuance of such shares the Investor Purchase Agreement and the Charney Purchase Agreement and (y) subject to receiving any required stockholder approval, which the Company agreed to seek at an annual meeting of its stockholders, reduce the exercise price of the Existing Lion Warrants to $1.00;

(vii) provides for a new event of default if the requisite stockholder approval fails to authorize the issuance of a sufficient number of shares to permit the transactions contemplated by the Lion Amendment, the Investor Purchase Agreement and the Charney Purchase Agreement;

(viii) requires a new equity contribution of at least $10,500,000 (which the Company received on April 26, 2011, as described above); and

(ix) waives the requirement that the year-end audit for the fiscal year ended December 31, 2010 be provided without a “going concern” or like qualification.

New Lion Warrant

In connection with the Closing, on the Closing Date, in accordance with the Lion Credit Agreement (as amended by the Lion Amendment described above), the Company issued to Lion a warrant (the “New Lion Warrant”), which expires in 2018 and is exercisable at any time during its term, to purchase an aggregate of 3,063,101 shares of Common Stock at an exercise price of $1.00 per share, as such price may be adjusted from time to time pursuant to the adjustments specified in the New Lion Warrant and the Lion Credit Agreement.

When the Charney Initial Shares are issued to Mr. Charney, and if shares are issued to Mr. Charney pursuant to the Charney Anti-Dilution Provision or if the Purchasers or Mr. Charney exercise the Investor Purchase Right or the Charney Purchase Right, respectively, the Lion Credit Agreement would require the Company to issue to Lion additional new warrants to purchase shares of Common Stock, as described in the Lion Credit Agreement.

Amendment to Existing Lion Warrants

On the Closing Date, in accordance with the Lion Credit Agreement (as amended by the Lion Amendment described above), the Company and Lion entered into amendments to Lion’s existing warrants issued on March 13, 2009 (the “2009 Lion Warrant”) and March 24, 2011 (together, the “Existing Lion Warrants” and, such amendments, the “Existing Lion Warrant Amendments”) to reduce the exercise price thereof to $1.00 per share, as such price may be adjusted from time to time pursuant to the adjustments specified in each respective warrant or the Credit Agreement. The effectiveness of the Existing Lion Warrant Amendment to the 2009 Warrant is subject to the approval by the Company’s stockholders of the exercise price adjustment and the potential issuance of additional shares of Common Stock contemplated by such Existing Lion Warrant Amendment to the 2009 Lion Warrant.

In connection with the issuance of the shares and the purchase rights under the Investor Purchase Agreement and the Charney Purchase Agreement, the exercise price of the warrant issued to SOF Investments, L.P.—Private IV on December 19, 2008, was adjusted pursuant to its terms to $2.151.

The foregoing descriptions of the Investor Purchase Agreement, the Charney Purchase Agreement, the Voting Agreement, the Bank of America Amendment, the Lion Amendment, the New Lion Warrant and the Existing Lion Warrant Amendments do not purport to be complete and are qualified in their respective entireties by reference to the documents filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, which are incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The approximately 15.8 million total shares of Common Stock issued to the Purchasers on the Closing Date, and the Investor Purchase Right and the Charney Purchase Right to purchase up to an additional aggregate of 29.0 million total shares, and the Charney Anti-Dilution Provision issuable for an additional approximately 38.0 million shares, in each case, pursuant to the Investor Purchase Agreement and the Charney Purchase Agreement, respectively, as described above, were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to use the proceeds from the issuance and sale of such shares for working capital and general corporate purposes.

The New Lion Warrant was issued to Lion in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by this reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Purchase and Investment Agreement, dated as of April 21, 2011, by and among American Apparel, Inc. and the purchasers signatory thereto.

10.2	Purchase Agreement, dated as of April 27, 2011, between American Apparel, Inc. and Dov Charney.

10.3	Form of Voting Agreement, dated as of April 26, 2011, between Dov Charney and the other persons signatory thereto.

10.4	Waiver, Consent and Eighth Amendment to Credit Agreement, dated as of April 26, 2011, by and among American Apparel, Inc., American Apparel (USA), LLC, the other Borrowers and Facility Guarantors party thereto, Bank of America, N.A. and the lenders party thereto.

10.5	Waiver and Sixth Amendment to Credit Agreement, dated as of April 26, 2011, among American Apparel, Inc., the facility guarantors from time to time party thereto, Wilmington Trust FSB, as the administrative agent and the collateral agent, Lion Capital (Americas) Inc., as a lender, Lion/Hollywood L.L.C., as a lender, and other lenders from time to time party thereto.

10.6	Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated April 26, 2011, issued to Lion/Hollywood L.L.C.

10.7	Amendment No. 1, dated April 26, 2011, to the Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated March 24, 2011.

10.8	Amendment No. 2, dated April 26, 2011, to the Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated March 13, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: April 27, 2011	By:	/s/ Glenn Weinman
Name: Glenn A. Weinman
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1	Form of Purchase and Investment Agreement, dated as of April 21, 2011, by and among American Apparel, Inc. and the purchasers signatory thereto.

10.2	Purchase Agreement, dated as of April 27, 2011, between American Apparel, Inc. and Dov Charney.

10.3	Form of Voting Agreement, dated as of April 26, 2011, between Dov Charney and the other persons signatory thereto.

10.4	Waiver, Consent and Eighth Amendment to Credit Agreement, dated as of April 26, 2011, by and among American Apparel, Inc., American Apparel (USA), LLC, the other Borrowers and Facility Guarantors party thereto, Bank of America, N.A. and the lenders party thereto.

10.5	Waiver and Sixth Amendment to Credit Agreement, dated as of April 26, 2011, among American Apparel, Inc., the facility guarantors from time to time party thereto, Wilmington Trust FSB, as the administrative agent and the collateral agent, Lion Capital (Americas) Inc., as a lender, Lion/Hollywood L.L.C., as a lender, and other lenders from time to time party thereto.

10.6	Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated April 26, 2011, issued to Lion/Hollywood L.L.C.

10.7	Amendment No. 1, dated April 26, 2011, to the Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated March 24, 2011.

10.8	Amendment No. 2, dated April 26, 2011, to the Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated March 13, 2009.